EXHIBIT 99.1

1 Fountain Square Chattanooga, TN 37402 www.unum.com

news	FOR IMMEDIATE RELEASE

Contacts
INVESTORS Thomas A. H. White 423 294 8996
Madhavi Venkatesan 423 294 1630

Unum Group Reports

First Quarter 2007 Results

Strong Earnings Across all Operating Segments

Continued Improvement in Unum US Group Income Protection Line

Operating EPS Guidance Revised Upward for 2007

CHATTANOOGA, Tenn. (May 2, 2007) – Unum Group (NYSE: UNM) announced today its results for the first quarter of 2007. The Company reported net income of $178.3 million ($0.51 per diluted common share), compared to net income of $73.4 million ($0.23 per diluted common share) for the first quarter of 2006.

Included in the results for the first quarter is income from discontinued operations of $6.9 million after tax ($0.02 per diluted common share) in 2007, compared to $2.0 million after tax ($0.01 per diluted common share) in the first quarter of 2006. Also included are net realized after-tax investment losses of $3.2 million ($0.01 per diluted common share) in the first quarter of 2007 and gains of $1.5 million in the first quarter of 2006. The first quarter of 2006 also included a claim reassessment charge of $55.9 million after tax and debt extinguishment costs of $3.4 million after tax.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

Adjusting for these items, income from continuing operations on an after-tax basis was $174.6 million ($0.50 per diluted common share) in the first quarter of 2007, compared to $129.2 million ($0.40 per diluted common share) in the first quarter of 2006.

Commenting on Unum’s results, Thomas R. Watjen, president and chief executive officer, said, “Overall, we had a very solid quarter and a strong start to 2007. I am particularly encouraged by the continued improvement in our Unum US group income protection line of business and am once again pleased with the excellent results from our Unum UK and Colonial subsidiaries.”

“Our focus continues to be on enhancing our long-term capital management strategy, improving profit margins in those areas not meeting our expectations, and positioning our businesses to grow in a profitable, disciplined manner. I am pleased with many of the activities currently underway that will help position us for future growth. Our focus on product and service innovation, as evidenced by our new Simply Unum offering, and our expanded marketing focus, including the successful launch of our new brand, are important elements of our growth strategy. Our confidence in our future continues to grow as evidenced by the upward revision in our guidance for 2007 operating earnings to a range of $1.91 to $1.95 per share from our previous guidance of $1.83 to $1.87.”

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

RESULTS BY SEGMENT

On March 2, 2007, the Company formally announced its name change from “UnumProvident Corporation” to “Unum Group,” and as of that date shares of the Company have been trading under the Unum Group name. As previously noted, the Company renamed its principle operating segments as part of its current rebranding process. The Company’s three primary operating segments are Unum US (formerly U.S. Brokerage), Unum UK (formerly Unum Limited), and Colonial.

In the following discussions of the Company’s operating segment results, “operating revenue” excludes net realized investment gains and losses. “Operating income” or “operating loss” excludes income tax and net realized investment gains and losses.

Unum US Segment

Unum US reported operating income of $142.4 million in the first quarter of 2007, compared to income of $28.5 million in the first quarter of 2006. The year ago results for this segment included the before-tax claim reassessment charge of $72.8 million. Excluding this charge, the first quarter of 2006 operating income was $101.3 million. Premium income declined 4.5 percent to $1,244.9 million in the first quarter of 2007 from $1,303.8 million in the first quarter of 2006.

Within this segment, the group income protection line of business reported operating income of $28.7 million in the first quarter of 2007, compared to a loss of $71.6 million in the first quarter of 2006. The results for the year ago quarter

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

include the reassessment charge of $72.8 million. The benefit ratio for the quarter was 93.4 percent compared to 95.5 percent in the first quarter 2006, excluding the impact of the reassessment charge, and 94.0 percent in the fourth quarter of 2006. The Company continued to experience improvements in its claims management and also experienced slightly lower new claim incidence in its group long-term income protection line of business during the first quarter of 2007. Premium income in group income protection declined 4.8 percent to $590.1 million in the first quarter of 2007, compared to $619.8 million in the first quarter of 2006. The decline is attributable, in part, to the Company’s disciplined approach to pricing, renewals, and risk selection. Sales of fully insured group long-term income protection products in the first quarter of 2007 declined by 40.8 percent to $25.5 million, compared to $43.1 million in the year ago quarter. Sales of fully insured group short-term income protection products in the first quarter of 2007 increased 26.7 percent to $15.2 million, compared to $12.0 million in the first quarter of 2006. Premium persistency in the group long-term income protection line of business was 84.6 percent for first quarter of 2007, compared to 86.6 percent in the first quarter of 2006, primarily reflecting lower persistency in the Company’s large case business. Case persistency for this line was 87.6 percent in the first quarter of 2007, compared to 87.5 percent in the year ago quarter. Premium persistency in the group short-term income protection line of business declined to 75.1 percent for first quarter of 2007 compared to 81.9 percent for first quarter of 2006, while case persistency was relatively stable at 85.8 percent for the first quarter of 2007 compared to 85.7 percent in the year ago quarter.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

Group life and accidental death and dismemberment reported a 12.5 percent increase in operating income to $49.4 million in the first quarter of 2007, compared to $43.9 million in the first quarter of 2006, reflecting favorable mortality trends. Premium income declined 12.7 percent to $313.2 million in the first quarter of 2007, compared to $358.8 million in the first quarter of 2006, reflecting the Company’s disciplined approach to pricing, renewals, and risk selection. Sales of group life products in the first quarter of 2007 declined 39.5 percent to $20.1 million, compared to $33.2 million in the first quarter of 2006. Premium persistency in the group life line of business was 78.1 percent in the first quarter of 2007, compared to 79.1 percent in the year ago quarter. Case persistency was 85.7 percent in the first quarter of 2007, compared to 86.4 percent in the year ago quarter.

The Unum US supplemental and voluntary lines of business reported a 14.4 percent increase in operating income to $64.3 million in the first quarter of 2007, compared to $56.2 million in the first quarter of 2006. The improvement in earnings was driven by improved results in the performance of the individual income protection – recently issued and voluntary workplace benefits lines of business, which offset lower earnings in the long-term care line of business. Premium income for supplemental and voluntary lines increased 5.0 percent to $341.6 million in the first quarter of 2007, compared to $325.2 million in the first quarter of 2006. Sales in the voluntary workplace benefits line of business declined 9.7 percent in the first quarter of 2007 compared to the first quarter of 2006, while sales in the individual income protection – recently issued line increased 17.9 percent and long-term care sales increased 24.2 percent compared with the year ago quarter.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

Unum UK Segment

Unum UK reported operating income of $75.1 million in the first quarter of 2007, a 38.1 percent increase, compared to $54.4 million in the first quarter of 2006. Operating income benefited from a decline in the benefit ratio to 61.1 percent in the first quarter of 2007 compared to 67.5 percent in the first quarter of 2006, resulting in large part from lower claim incidence in the group long-term income protection line. Operating income also benefited from the continued favorable year over year foreign currency exchange rate. In local currency, operating income for the first quarter of 2007 increased 23.5 percent from the first quarter of 2006. Premium income increased 16.1 percent to $222.3 million in the first quarter of 2007, compared to $191.4 million in the first quarter of 2006. In local currency, premium income increased 4.1 percent compared to the first quarter of 2006. Sales increased 77.8 percent to $20.8 million in the first quarter of 2007, compared to $11.7 million in the first quarter of 2006. In local currency, sales for the quarter increased 58.2 percent compared to the first quarter of 2006.

Colonial Segment

Colonial reported a 29.0 percent increase in operating income to $59.6 million in the first quarter of 2007, compared to $46.2 million in the first quarter of 2006. Results in the first quarter of 2007 were driven by favorable claims experience. The benefit ratio in the first quarter of 2007 was 49.2 percent,

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

compared to 52.1 percent for the same period in 2006. Premium income increased to $223.4 million in the first quarter of 2007, compared to $202.6 million in the first quarter of 2006. Sales increased slightly to $67.6 million in the first quarter of 2007 from $67.2 million in the first quarter of 2006. New account growth of 8.0 percent in the quarter was largely offset by a reduction in the average new case size. For the first quarter of 2007, new agent contracts increased 12.9 percent. Average weekly producers for the first quarter of 2007 declined slightly compared to the first quarter of 2006, while average weekly premium per agent increased 0.9 percent.

Individual Income Protection – Closed Block Segment

The Individual Income Protection – Closed Block segment reported operating income of $22.5 million in the first quarter of 2007, compared to $14.7 million in the first quarter of 2006. Results in the year ago quarter included the before-tax claim reassessment charge of $13.2 million. The interest adjusted loss ratio increased to 93.9 percent in the first quarter of 2007 compared to 91.6 percent in the first quarter of 2006, excluding the impact of the claim reassessment charge, due primarily to an increase in benefit payments which were partially offset by a higher rate of claim recoveries.

Other Segment

The Other segment reported operating income of $3.6 million in the first quarter of 2007, compared to $4.8 million in the first quarter of 2006, reflecting the continued wind down of product lines that are no longer actively marketed.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

Corporate Segment

The Corporate segment, which includes investment earnings on corporate assets not specifically allocated to a line of business, corporate interest expense, and certain other corporate expenses, reported a loss of $39.6 million in the first quarter of 2007, compared to a loss of $43.5 million in the first quarter of 2006. Interest and debt expense in the first quarter 2007 was $45.9 million, compared to $53.1 million in the first quarter of 2006. The segment results also include debt extinguishment costs of $2.4 million and $5.3 million before tax in the first quarter of 2007 and 2006, respectively.

OTHER INFORMATION

Sale of GENEX Services, Inc.

On March 1, 2007, the Company closed the sale of its wholly-owned subsidiary, GENEX, to Trident IV, L.P., a fund managed by Stone Point Capital LLC. The sale reflects the Company’s strategy to focus on its core business areas and deploy its capital to further the growth of this business. The after-tax gain on the transaction of $6.2 million is included in the first quarter of 2007 results for discontinued operations.

Shares Outstanding

The Company’s average number of shares (000s) outstanding, assuming dilution, was 346,380.3 for the first quarter of 2007, compared to 319,636.8 for the first quarter of 2006.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

Accounting Pronouncements

Effective January 1, 2007, the Company adopted the provisions of Statement of Position 05-1 (SOP 05-1), Accounting by Insurance Enterprises for Deferred Acquisition Costs in Connection With Modifications or Exchanges of Insurance Contracts, which provides guidance on accounting for deferred acquisition costs on internal replacements of insurance and investment contracts, and FASB Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, an interpretation of Statement of Financial Accounting Standard No. 109, which clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements. The cumulative effect of applying the provisions of SOP 05-1 and FIN 48 changed the Company’s 2007 opening balance of retained earnings by $(445.2) million and $22.7 million, respectively.

Book Value

Book value per common share as of March 31, 2007 was $21.52, compared to $21.94 at March 31, 2006. Excluding the net unrealized gain on securities and the net gain on cash flow hedges, book value per common share at March 31, 2007 was $19.56, compared to $20.40 at March 31, 2006.

OUTLOOK

The Company is revising upward its 2007 operating earnings guidance to a range of $1.91 to $1.95 per share from previous guidance of $1.83 to $1.87 per share, based on the first quarter performance and current expectations for the

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

remainder of the year. Incorporated in the Company’s estimates is continued improvement in the benefit ratio for the Unum US group income protection line to within its previously stated target range of 90.0 percent to 92.0 percent by the end of 2007. Additionally, the Company is revising upward its guidance for the 2007 return on equity for its three primary operating segments to a range of 13.1 percent to 13.4 percent from previous guidance of 11.9 percent, and for its total Company to a range of 9.7 percent to 9.9 percent from previous guidance of a range of 9.0 percent to 9.5 percent.

NON-GAAP RECONCILIATION

The Company analyzes its performance using non-GAAP financial measures which exclude certain items and the related tax thereon from net income. The Company believes operating income or loss, excluding realized investment gains and losses, which are recurring, and excluding certain other items specified in the non-GAAP reconciliation, is a better performance measure and a better indicator of the profitability and underlying trends in its business. Realized investment gains and losses are dependent on market conditions and general economic events and are not necessarily related to decisions regarding the Company’s underlying business. The exclusion of certain other items specified in the non-GAAP reconciliation also enhances the understanding and comparability of the Company’s performance and the underlying fundamentals in its operations, but this exclusion is not an indication that similar items may not recur. The Company believes book value per common share excluding unrealized gains and losses on securities and the net gain on cash flow hedges, which also tend to fluctuate dependent on market conditions and general economic trends, is an important measure. For a reconciliation to the most directly comparable GAAP measures, refer to the attached digest of earnings.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

CONFERENCE CALL INFORMATION

Unum Group senior management will host a conference call on Thursday, May 3, 2007 at 9:00 a.m. (EST) to discuss the results of operations for the first quarter. Included in the discussion will be forward-looking information, such as guidance on future results and trends in operations, as well as other material information.

The dial-in number for the conference call is (800) 810-0924 for U.S. and Canada. For International, the dial-in number is (913) 981-4900. A live webcast of the call will also be available at www.unum.com in a listen-only mode. It is recommended that webcast viewers access the “Investors and Shareholders” section of the Company’s website and opt-in to the webcast fifteen minutes prior to the start of the call. A replay of the call will be available by telephone and on the Company’s website through Wednesday, May 9. In conjunction with the Company’s earnings announcement, the Company’s Statistical Supplement for the first quarter of 2007 has been made available on the “Investors and Shareholders” section of the Company’s website.

ABOUT UNUM GROUP

Unum (www.unum.com) is one of the leading providers of employee benefits products and services and the largest provider of group and individual disability income protection insurance in the United States and the United Kingdom.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

SAFE HARBOR STATEMENT

Statements in this press release that are not historical facts, such as our earnings per share guidance and our Unum US group income protection benefit ratio guidance, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include such general matters as general economic or business conditions; events or consequences relating to terrorism, acts of war and catastrophes, including natural and man-made disasters; competitive factors, including pricing pressures; legislative, regulatory, accounting, or tax law changes; and the interest rate environment. More specifically, they include fluctuations in insurance reserve liabilities; changes in projected new sales and renewals; variations between projections and actual experience in persistency rates, incidence and recovery rates, pricing and underwriting; retained risks in our reinsurance operations; availability and cost of reinsurance; the level and results of litigation, rating agency actions, and regulatory actions and investigations; actual experience in implementing and complying with the multistate market conduct regulatory settlement agreements and the California Department of Insurance settlement agreement; negative media attention; changes in assumptions relating to deferred acquisition costs, value of business acquired, or goodwill; the level of pension benefit costs and funding; investment results, including credit deterioration of investments; the ability of our

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

insurance company subsidiaries to pay dividends or extend credit to us and certain of our intermediate holding company subsidiaries and/or finance subsidiaries; and effectiveness of product support and customer service. For further information of risks and uncertainties that could affect actual results, see our filings with the Securities and Exchange Commission, including information in the sections titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006. The forward-looking statements in this press release are being made as of the date of this press release, and we expressly disclaim any obligation to update or revise any forward-looking statement contained herein.

# # #

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

DIGEST OF EARNINGS

(Unaudited)

Unum Group (UNM:NYSE)

and Subsidiaries

($ in millions, except share data)

	Three Months Ended March 31
	2007	2006
Operating Revenue by Segment	$2,604.3	$2,597.6
Net Realized Investment Gain (Loss)	(3.7)	2.5

Total Revenue	$2,600.6	$2,600.1

Operating Income by Segment	$263.6	$105.1
Net Realized Investment Gain (Loss)	(3.7)	2.5
Income Tax	88.5	36.2

Income from Continuing Operations	171.4	71.4
Income from Discontinued Operations, Net of Tax	6.9	2.0

Net Income	$178.3	$73.4

PER SHARE INFORMATION
Assuming Dilution:
Income from Continuing Operations	$0.49	$0.22
Income from Discontinued Operations, Net of Tax	0.02	0.01

Net Income	$0.51	$0.23

Basic:
Income from Continuing Operations	$0.50	$0.24
Income from Discontinued Operations, Net of Tax	0.02	0.01

Net Income	$0.52	$0.25

Weighted Average Common Shares – Basic (000s)	341,208.0	296,560.4
Weighted Average Common Shares – Assuming Dilution (000s)	346,380.3	319,636.8

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended March 31, 2007		Three Months Ended March 31, 2006
	(in millions)	per share *	(in millions)	per share *
Income from Continuing Operations, As Adjusted	$174.6	$0.50	$129.2	$0.40
Adjustments, Before Tax
Net Realized Investment Gain (Loss)	(3.7)		2.5
Regulatory Reassessment Charge			(86.0)
Debt Extinguishment Costs			(5.3)
Tax on Adjustments	0.5		31.0

Income from Continuing Operations	171.4	0.49	71.4	0.22
Income from Discontinued Operations	6.9	0.02	2.0	0.01

Net Income	$178.3	$0.51	$73.4	$0.23

	Three Months Ended March 31, 2006
	(in millions)	benefit ratio**
Unum US Group Income Protection
Premium Income	$619.8
Benefits and Change in Reserves for Future Benefits	664.4	107.2%
Regulatory Reassessment Charge	(72.8)
Benefits and Change in Reserves for Future Benefits,
Excluding Regulatory Reassessment Charge	591.6	95.5%

	As of March 31
	2007		2006
	(in millions)	per share	(in millions)	per share
Total Stockholders’ Equity, As Adjusted	$6,705.8	$19.56	$6,108.2	$20.40
Net Unrealized Gain on Securities	490.3	1.43	256.2	0.86
Net Gain on Cash Flow Hedges	180.5	0.53	203.6	0.68

Total Stockholders’ Equity (Book Value)	$7,376.6	$21.52	$6,568.0	$21.94

*	Assuming Dilution

**	Benefits and Change in Reserves for Future Benefits as a percent of Premium Income

15

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.